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Exhibit 99(a)(1)(E)

OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
of
MECHANICAL DYNAMICS, INC.
at
$18.85 NET PER SHARE
by
MSC ACQUISITION II CORP.,
a wholly owned subsidiary
of
MSC.SOFTWARE CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON APRIL 18, 2002, UNLESS THE OFFER IS EXTENDED.

March 22, 2002

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase dated March 22, 2002 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by MSC Acquisition II Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of MSC.Software Corporation, a Delaware corporation ("MSC"), to purchase all the outstanding shares ("Shares") of common stock, no par value, of Mechanical Dynamics, Inc. ("Mechanical Dynamics"), a Michigan corporation, at a price of $18.85 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

        If a shareholder desires to tender Shares pursuant to the Offer and such shareholder's Share Certificates (as defined in the Offer to Purchase) are not immediately available or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

        WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.    The offer price is $18.85 per Share, net to you in cash, without interest.

          2.    The Offer is being made for all outstanding Shares.

          3.    The Board of Directors of Mechanical Dynamics has determined that the Offer and the Merger (as defined in the Offer to Purchase) are fair to and in the best interests of Mechanical Dynamics and its shareholders and recommended that the holders of Shares accept the Offer and tender their Shares pursuant to the offer.

          4      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 18, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

          5.    The Offer is conditioned upon, among other things (1) there being validly tendered and not withdrawn prior to the Expiration Date a number of Shares that would represent at least a majority of the total number of outstanding Shares on a fully diluted basis and (2) the expiration or termination of all waiting periods imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder.

          6.    Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 30% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 of the Letter of Transmittal.

        If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

        In all cases, payment for Shares accepted for payment pursuant to the Offer will cases be made only after timely receipt by Computershare Trust Company, Inc. (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase) and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when Share Certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

        The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort the Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Needham & Company, Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK
OF
MECHANICAL DYNAMICS, INC.
BY
MSC ACQUISITION II CORP.,
A WHOLLY OWNED SUBSIDIARY OF
MSC.SOFTWARE CORPORATION

         The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of MSC Acquisition II Corp., a Delaware corporation (the "Purchaser"), dated March 22, 2002 (the "Offer to Purchase") and the related Letter of Transmittal relating to the offer by the Purchaser to purchase all the outstanding shares of common stock, no par value (the "Shares"), of Mechanical Dynamics, Inc. ("Mechanical Dynamics"), a Michigan corporation.

        This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

        Number of Shares to be Tendered:

SIGN HERE

Signature(s):

Please Type or Print Name(s):

Type or Print Address(es):

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

Dated:

*
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

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OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK of MECHANICAL DYNAMICS, INC. at $18.85 NET PER SHARE by MSC ACQUISITION II CORP., a wholly owned subsidiary of MSC.SOFTWARE CORPORATION
INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK OF MECHANICAL DYNAMICS, INC. BY MSC ACQUISITION II CORP., A WHOLLY OWNED SUBSIDIARY OF MSC.SOFTWARE CORPORATION
SIGN HERE